N-SAR Exhibits
Global Equity Fund


77-C Submission of matters to a vote of
security holders:

A special meeting of shareholders was held on September 24, 1998, at which the following proposals were approved by shareholders by the vote indicated beneath each item:

PROPOSAL 1(a)

TO APPROVE OR DISAPPROVE AN AMENDED
INVESTMENT ADVISORY AND
ADMINISTRATION AGREEMENT BETWEEN
PAINEWEBBER INVESTMENT TRUST AND
MITCHELL HUTCHNS ASSET MANAGEMENT
INC. APPPLICABLE TO THE FUND.


	Shares	Shares	Shares
	Voted For	Against	Abstain

	12,971,830	551,272	344,138


PROPOSAL 1(b)

TO APPROVE OR DISAPPROVE A NEW
SUB-ADVISORY CONTRACT BETWEEN
MITCHELL HUTCHINS AND INVISTA
CAPITAL MANAGEMENT, INC.

	Shares	Shares	Shares
	Voted For	Against	Abstain

	12,955,103	352,459	559,678

PROPOSAL 2

TO APPROVE OR DISAPPROVE A POLICY
TO PERMIT THE BOARD OF TRUSTEES TO
APPOINT AND TERMINATE SUB-
ADVISERS, TO ENTER INTO SUB-
ADVISORY  CONTRACTS AND TO
APPROVE AMENDMENTS TO SUB-
ADVISORY CONTRACTS, ON BEHALF OF
THE FUND WITHOUT FURTHER
SHAREHOLDER APPROVAL

	Shares	Shares	Shares
	Voted For	Against	Abstain

	12,700,943	543,696	622,600


77-D - Policies with respect to security investments:

Under a new Advisory Contract dated October 1,
1998, Mitchell Hutchins Asset Management Inc.
("Mitchell Hutchins") is responsible for allocating the Fund's investments between U.S. and foreign securities markets. Mitchell Hutchins is also responsible for the management of the Fund's
U.S. investments.

Under a new Sub-Advisory Contract dated
October 1, 1998 between Mitchell Hutchins and
Invista Capital Management, Inc., Invista Capital is responsible for the management of the Fund's foreign investments.

Details of the new investment process and related new investment policies are incorporated by referenced to the Prospectus and SAI dated March
1, 1998, as revised October 2, 1998, for
PaineWebber Global Equity Fund which was filed with the Securities and Exchange Commission as part of an amendment to its registration statement on Form N-1A on October 1, 1998, accession number 000889812-98-002389.